(a)(i)   The Principal Executive Officer and Treasurer of Strong Income
         Funds II, Inc., on behalf of the Strong Advisor Bond Fund; Strong Short-Term Global Bond Fund, Inc., on behalf of the Strong Advisor Short Duration Bond Fund and Strong Advisor Strategic Income Fund; Strong Corporate Bond Fund, Inc.; Strong Government Securities Fund, Inc.; Strong Heritage Reserve Series, Inc., on behalf of the Strong Heritage Money Fund; Strong Income Funds, Inc., on behalf of the Strong High-Yield Bond Fund and Strong Short-Term High Yield Bond Fund; Strong Municipal Funds, Inc., on behalf of the Strong Intermediate Municipal Bond Fund, Strong Municipal Money Market Fund, Strong Short-Term High Yield Municipal Fund, Strong Tax-Free Money Fund, Strong Ultra Short-Term Municipal Income Fund and Strong Wisconsin Tax-Free Fund; Strong High-Yield Municipal Bond Fund, Inc.; Strong Money Market Fund, Inc.; Strong Municipal Bond Fund, Inc.; Strong Short-Term Bond Fund, Inc.; Strong Short-Term Municipal Bond Fund, Inc.; and Strong Advantage Fund, Inc., on behalf of the Strong Ultra Short-Term Income Fund, have evaluated, within 90 days of the filing of this report, its disclosure controls and procedures and have determined that such disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the Registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified in the Commission's rules and forms.

         (a)(ii) The Principal Executive Officer and Treasurer of Strong Income Funds II, Inc., on behalf of the Strong Advisor Bond Fund; Strong Short-Term Global Bond Fund, Inc., on behalf of the Strong Advisor Short Duration Bond Fund and Strong Advisor Strategic Income Fund; Strong Corporate Bond Fund, Inc.; Strong Government Securities Fund, Inc.; Strong Heritage Reserve Series, Inc., on behalf of the Strong Heritage Money Fund; Strong Income Funds, Inc., on behalf of the Strong High-Yield Bond Fund and Strong Short-Term High Yield Bond Fund; Strong Municipal Funds, Inc., on behalf of the Strong Intermediate Municipal Bond Fund, Strong Municipal Money Market Fund, Strong Short-Term High Yield Municipal Fund, Strong Tax-Free Money Fund, Strong Ultra Short-Term Municipal Income Fund and Strong Wisconsin Tax-Free Fund; Strong High-Yield Municipal Bond Fund, Inc.; Strong Money Market Fund, Inc.; Strong Municipal Bond Fund, Inc.; Strong Short-Term Bond Fund, Inc.; Strong Short-Term Municipal Bond Fund, Inc.; and Strong Advantage Fund, Inc., on behalf of the Strong Ultra Short-Term Income Fund, have determined that there were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.